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                                                       EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-3 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





February 23, 1998
San Francisco, California                           /s/Deloitte & Touche LLP